Exhibit 99.1

AOL Announces Final Steps in Returning $1.1 Billion to AOL Shareholders

AOL Enters Into a $600 Million Accelerated Stock Repurchase Agreement

AOL Announces the Authorization of a $5.15 Per Share Special Cash Dividend

AOL Enters into a Tax Asset Protection Plan to Protect its Valuable Tax Assets

NEW YORK, Monday, August 27, 2012 AOL Inc. (NYSE: AOL) announced today its final steps in returning approximately $1.1 billion to AOL shareholders in 2012, entering into a $600 million fixed-dollar collared Accelerated Stock Repurchase Agreement (“ASR Agreement”) with Barclays Bank plc. (“Barclays”) and announcing its authorization of a $5.15 per share special cash dividend.

“Today’s announcement underscores AOL’s commitment to delivering value for our shareholders,” said AOL Chairman and CEO, Tim Armstrong. “AOL remains committed to creating and unlocking value for all shareholders through smart execution and disciplined management of our asset portfolio.”

AOL has agreed to repurchase $600 million worth of common stock under the ASR Agreement, utilizing the share repurchase authorization previously approved and an incremental $10 million authorized by the Company on August 26. AOL will pay the $600 million at the beginning of the ASR Agreement and expects to receive shares throughout the remainder of the year and a substantial majority of the shares underlying the transaction before year-end, including approximately 4 million shares that Barclays will deliver to AOL on August 30. The specific number of shares AOL will ultimately repurchase under the ASR Agreement will be based on a discount to the volume-weighted average share price of AOL common stock during the agreement period adjusted down by $5.15 for the payment of the special dividend. The purchase price will also be subject to floor and cap provisions establishing a minimum and maximum number of repurchased shares.

Additionally, the Company authorized a special, one-time, cash dividend of $5.15 per share, payable on December 14, 2012 to shareholders of record at the close of business on December 5, 2012. Our estimated shares outstanding on December 5, 2012 for the purposes of calculating the dividend per share amount represents our estimate of the number of shares outstanding on that date plus all unvested employee restricted stock unit awards (“RSUs”) and performance stock unit awards (“PSUs”). For purposes of calculating the dividend per share, the shares that Barclays will deliver to AOL prior to the ex-dividend date on November 30, 2012 are included in the calculation even though for accounting purposes they will be excluded from our weighted average number of shares outstanding. This is due to the fact that Barclays will receive approximately $54 million, representing the present value of the dividend attributable to those shares at the beginning of the ASR Agreement. AOL expects to announce the anticipated treatment of the dividend for tax purposes prior to the ex-dividend date.

“Since becoming a public company in December 2009, we have demonstrated an ability to both unlock and prudently manage our valuable asset portfolio, including our tax assets,” said AOL

Chief Operating Officer and Acting Chief Financial Officer, Artie Minson. “Today we have done both again, outlining a clear path to returning $1.1 billion in cash to shareholders, while putting in place a necessary mechanism to ensure the preservation of our valuable tax assets.”

As a result, due to our desire to preserve our large domestic tax attributes which could be significantly impaired should a “change of control” be triggered under Section 382 of the Internal Revenue Code of 1986, as amended, the Company has adopted a Tax Asset Protection Plan intended to act as a deterrent to any individual, individual fund or family of funds with common dispositive power acquiring 4.9% or more of the Company’s outstanding shares without the approval of the Company’s Board of Directors. As of June 30, 2012, AOL had several domestic tax attributes, including net operating losses of approximately $130 million after-tax which expire over a period ranging from five to twenty years, and capital loss carry-forwards, of approximately $500 million after-tax, which expire over a period ranging from three to five years. Unless otherwise restricted, AOL can utilize these tax attributes in certain circumstances to offset future U.S. taxable income, including in connection with capital gains that may be generated from a potential asset sale. AOL believes the implementation of the Tax Asset Protection Plan will serve the interests of all shareholders given the size of its domestic tax assets and the potential damage that could occur should a change of control occur. This plan is similar to other arrangements adopted by many other public companies with significant tax attributes. The rights will expire on August 27, 2015, or such earlier time as the Company’s Board of Directors determines that the Company has no remaining designated tax attributes as of the beginning of a taxable year. The Company also intends to submit the Tax Asset Protection Plan for stockholder approval at its next annual meeting of stockholders.

In connection with the payment of the special cash dividend and in accordance with and pursuant to the AOL Inc. 2010 Stock Incentive Plan, as amended and restated, the Company will make an equitable adjustment to outstanding stock options, such that the fair value of employee awards immediately following the dividend will be unchanged from the fair value prior to the dividend. In addition, individuals who hold RSUs and PSUs will be paid out the special dividend as the respective RSUs and PSUs vest. The Company does not expect to record any material incremental compensation expense in connection with the adjustment of stock options or payment of dividends on RSUs and PSUs.

Additional information regarding the Tax Asset Protection Plan, the ASR Agreement and the special cash dividend will be set forth in a Current Report on Form 8-K that the Company is filing with the Securities and Exchange Commission.

About AOL

AOL Inc. (NYSE: AOL) is a brand company, committed to continuously innovating, growing, and investing in brands and experiences that inform, entertain, and connect the world. The home of a world-class collection of premium brands, AOL creates original content that engages audiences on a local and global scale. We help marketers connect with these audiences through effective and engaging digital advertising solutions.

From time to time, we post information about AOL on our investor relations website (http://ir.aol.com) and our official corporate blog (http://blog.aol.com).

Forward-Looking Statements

This release may contain “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. Words such as “anticipates,” “estimates,” “expects,” “projects,” “forecasts,” “intends,” “plans,” “will,” “believes” and words and terms of similar substance used in connection with any discussion of future operating or financial performance identify forward-looking statements. These forward-looking statements are based on management’s current expectations and beliefs about future events. As with any projection or forecast, they are inherently susceptible to uncertainty and changes in circumstances. With respect to the special cash dividend declared by the Company, the Board may, in its sole discretion, adjust the per share special dividend amount to reflect certain extraordinary corporate transactions or events that may be effected prior to the tenth day before the dividend record date that would materially affect the number of shares of common stock outstanding as of the record date. Except as required by law, we are under no obligation to, and expressly disclaim any obligation to, update or alter any forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise. Various factors could adversely affect our operations, business or financial results in the future and cause our actual results to differ materially from those contained in the forward-looking statements, including those factors discussed in detail in the “Risk Factors” section contained in our Annual Report on Form 10-K for the year ended December 31, 2011 (the “Annual Report”), filed with the SEC. In addition, we operate a web services company in a highly competitive, rapidly changing and consumer- and technology-driven industry. This industry is affected by government regulation, economic, strategic, political and social conditions, consumer response to new and existing products and services, technological developments and, particularly in view of new technologies, the continued ability to protect intellectual property rights. Our actual results could differ materially from management’s expectations because of changes in such factors. Achieving our business and financial objectives, including growth in operations and maintenance of a strong balance sheet and liquidity position, could be adversely affected by the factors discussed or referenced under the “Risk Factors” section contained in the Annual Report as well as, among other things: 1) our ability to consummate the transactions contemplated by the ASR Agreement, including but not limited to the timing and amount of any payments made and shares repurchased; 2) our ability to pay the special cash dividend, including but not limited to the timing and amounts paid pursuant to the dividend; 3) fluctuations in the market price of our shares; 4) changes in our plans, strategies and intentions; 5) continual decline in market valuations associated with our cash flows and revenues; 6) the impact of significant acquisitions, dispositions and other similar transactions; 7) our ability to attract and retain key employees; 8) any negative unintended consequences of cost reductions, restructuring actions or similar efforts, including with respect to any associated savings, charges or other amounts; 9)

market adoption of new products and services; 10) the failure to meet earnings expectations; 11) asset impairments; 12) decreased liquidity in the capital markets; 13) our ability to access the capital markets for debt securities or bank financings; and 14) the impact of “cyber-warfare” or terrorist acts and hostilities or of security breaches or privacy concerns.

AOL Investor Relations

Eoin Ryan

877.265.1010

ir@teamaol.com